Exhibit 10.7


                             EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT, dated as of this 9th day of September 2002, is by and between Comdisco, Inc., a Delaware corporation (the "Company"), and Gregory Sabatello ("Executive"). The Company and Executive are referred to collectively herein as the "Parties."

                                   RECITALS

         The Company desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires to be employed by the Company. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Company.

         The signing by the Executive of the release of all claims contained herein is a material part of the consideration being given in exchange for the Executive's employment by the Company.

         In consideration of the mutual promises, terms, covenants, and conditions set forth herein, and the performance of each, the Parties hereto, intending legally to be bound, hereby agree as follows:

                                  AGREEMENTS

         1. Effective Date. This Agreement will become effective on the eighth
(8th) day after the date of its execution by the Executive (the "Effective
Date").

         2. Position and Duties. The Company hereby employs Executive as Executive Vice President and Chief Information Officer of the Company during the Employment Term described in Paragraph 2. As such, Executive shall have such duties and responsibilities as properly assigned to him by the Company including but not limited to being responsible primarily for the information services activities of the Company and its subsidiaries in connection with the implementation of the Company's "Post-Emergence Plan" after the effective date (the "Plan Effective Date") of the confirmation of the Plan of Reorganization (the "Reorganization Plan") filed by the Company with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") in Case Number 01-24795 and all related bankruptcy proceedings (the "Comdisco Bankruptcy Proceeding") and the execution of the Plan and the Post-Emergence Plan. Executive will report directly to the Chairman and Chief Executive Officer of the Company. On or about the Plan Effective Date the Company intends to appoint the Executive to the position of Executive Vice President and Chief Information Officer of the reorganized Company.

         Executive hereby accepts this employment upon the terms and conditions contained herein and agrees to devote substantially all of his professional time, attention, and efforts to promote and further the business of the Company to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive shall faithfully adhere to, execute, and fulfill all policies generally established by the Company.

         3. Employment Term. The Company hereby employs Executive to perform the duties described herein, and Executive hereby accepts employment with the Company, for an initial term of twenty-four (24) months beginning as of April 1, 2002 ("Commencement Date") and terminates on March 31, 2004 (the "Employment Term"). This Agreement may be extended by the mutual agreement of the Executive and Company for additional six (6) month periods on the same terms and conditions set forth herein after its originally scheduled termination date. Executive's employment may be terminated prior to the end of the Term only in the manner provided for in Paragraph 7 below.

         4. Compensation. For all services rendered by Executive, the Company shall compensate Executive as follows:

                  (a) Base Salary. Effective on the date hereof, the base salary payable to Executive shall be $250,000 per annum, which salary shall be payable on a regular basis in accordance with the Company's standard payroll procedures.

                  (b) Benefits, and Other Compensation. During the Employment Term, Executive shall be entitled to receive all benefits as have been extended to him prior to his appointment as Executive Vice President and Chief Information Officer based on his prior employment with the Company and such other all benefits as are customarily provided by the Company to its executive employees, subject to such changes, additions, or deletions as the Company may make generally from time to time, as well as such other benefits as may be specified from time to time by the Board.

                  (c) Semi-Annual Performance Bonus. During the Term, Executive shall receive semi-annual bonus payments as defined in the Company's Post-Emergence Compensation Plan and subject to the terms of the Bankruptcy Court approval of that Plan (Motion for an order pursuant to 11 USC 105(a) and 363 (b)(1) approving the debtors' Management Incentive Plan). Payments payable under this Plan will be based on meeting specified individual and corporate objectives.

         5. Expense Reimbursement. The Company shall reimburse Executive for (or, at the Company's option, pay) all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services hereunder during the Term. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

         6. Place of Performance. Executive shall perform his services under this Agreement at the principal offices of the Company which shall initially be located at the headquarters of the Company in Rosemont, Illinois. The Company may change the location of the headquarters of the Company and, in the event of such change, the Executive may perform his services under this Agreement at a location which shall be agreeable to the Company.

         7. Termination: Rights on Termination. Executive's employment may be terminated in any one of the following ways, prior to the expiration of the
Term:

                  (a) Death. The death of Executive shall immediately terminate the Term, and, subject to Paragraph 7(f), no severance compensation shall be owed to Executive's estate other than the payment of any accrued and unpaid Base Salary.

                  (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been unable to perform the material duties of his position on a full-time basis for a period of three (3) consecutive months, or for a total of four (4) months in any six (6) month period, then thirty (30) days after written notice to the Executive (which notice may be given before or after the end of the aforementioned periods, but which shall not be effective earlier than the last day of the applicable period), the Company may terminate Executive's employment hereunder if Executive is unable to resume his full-time duties at the conclusion of such notice period. Subject to Paragraph 7(f) below, if Executive's employment is terminated as a result of Executive's disability, the Company shall continue to pay Executive his Base Salary at the then-current rate for the lesser of (i) three (3) months from the effective date of termination, or (ii) whatever time period is remaining under the then-current period of the Employment Term, regardless of whether Executive is eligible for coverage under the Company's Long-Term Disability Plan. In addition, Executive shall be entitled to receive Severance and any compensation to which the Executive has been vested in under the Post-Emergence Plan. Such payments shall be made in accordance with the Company's regular payroll cycle except that all payment payable under the Post-Emergence Plan shall be made in accordance with the terms and conditions of the Post-Emergence Plan.

                  (c) Termination by the Company "For Cause." The Company may terminate the Employment Term fifteen (15) days after written notice to Executive "for cause," or "cause" which shall be determined by the Board or the Chairman of the Board of the Company and is defined as:
         (i) the Executive's persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement (other by reason of the Executive's physical or mental illness or impairment), provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within 30 days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of the agreements and covenants under Paragraphs 8 and 9 below provided that such Cause shall be deemed to occur only after the Company gave notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within 30 days after such notice; (iv) conviction of a felony (including pleading guilty to a felony) or commitment of other acts causing or likely to cause a material detriment to the reputation of the Company; (v) habitual abuse of alcohol or drugs in violation of the terms of the Company's written policies that, in the judgment of the Board or the Chairman of the Board of the Company, materially impairs Executive's ability to perform his duties hereunder; (vi) Executive's gross negligence in the performance of his duties hereunder, intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the directives of the Board, his superior officers, or the Company's policies and procedures, which actions continue for a period of at least fifteen
         (15) days after receipt by Executive of written notice of the need to cure or cease, or (vii) Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company that, in the good faith judgment of the Chairman of the Board or Board, materially and adversely affects the operations or reputation of the Company. In the event of termination "for cause," as enumerated above, Executive shall have no right to any Severance compensation or any other amounts payable to the Executive under the terms of the Post-Emergence Plan.

                  (d) Without Cause or For Good Reason. At any time, the Company may, other than for cause, terminate the Employment Term and Executive's employment, effective thirty (30) days after written notice is provided to Executive. Should Executive be terminated by the Company without cause during the Employment Term hereof then Executive shall receive from the Company all amounts of Base Salary and benefits accrued but unpaid through the date of such termination as well as the Severance Payment described in Paragraph 7(f) below. In the event that the Executive's employment hereunder is terminated by the Executive for Good Reason, the Executive shall receive the Severance Payment described in Paragraph 7(f) below.

                  For purposes of this Agreement, "Good Reason" for the Executive to terminate employment shall mean voluntary termination as a result of (i) the relocation of the Company's executive offices or principal business location to a point more than fifty (50) miles from the location of such offices or business as of the date the Executive signs this Agreement or (ii) the reduction by the Company of the Executive's Base Salary and/or Executive's Performance Bonus Target.

                  In no event, however, shall the Executive be entitled to receive any amounts, rights or benefits under this Paragraph 7(d) unless he executes a release of claims against the Company in a form prepared by the Company.

                  (e) Resignation Without Good Reason. In the event that the Executive terminates his employment hereunder other than for Good Reason, or death or disability as defined in Paragraph 7(b) above, the Executive shall be entitled to receive all amounts of Base Salary and benefits accrued but unpaid through the date of such termination. All other compensation of the Executive hereunder shall terminate as of the date of any such termination described in this Paragraph 7(e).

                  (f) Severance Payments. If the Executive's employment under this Agreement is terminated by the Company without Cause or by the Executive for Good Reason (as defined in herein), the Company shall pay the Executive a lump sum cash payment, within 30 days of the date of such termination, equal to the sum of: (i) the aggregate amount of the Executive's unpaid Base Salary, as specified in paragraph 4(a) of this Agreement, payable at the annual rate in effect on the termination date, for the shorter of either (x) twenty-four (24) months or (y) whatever time period is remaining under the remaining Employment Term of this Agreement. In addition, Executive shall be entitled to receive any remaining semi-annual performance bonus amounts to which the Executive would be entitled to receive under the Post-Emergence Plan for the same duration, provided however, that the amounts of such semi-annual performance bonus attributable for performance occurring after the date of termination and payable to the Executive shall be not less than the amounts awarded for performance occurring prior to the date of termination unless the CEO of the Company has determined that the Executive is entitled to payment of a greater sum. For purposes of this subparagraph (f), the Employment Term shall be deemed to continue as if no termination of employment occurred, provided that the Employment Term shall not be renewed as provided herein and shall not be deemed to have ended earlier than six (6) months after the date of termination. The payments described in this paragraph shall be made in accordance with the Company's regular payroll cycle cycle except that all payments payable under the Post-Emergence Plan shall be made in accordance with the terms and conditions of the Post-Emergence Plan.

                  (g) Payment Through Termination. Upon termination of Executive's employment for any reason provided above, Executive shall be entitled to receive all accrued and unpaid compensation earned and all benefits and reimbursements (including payments for accrued vacation, in each case in accordance with applicable policies of the Company) due through the effective date of termination. Additional compensation subsequent to termination, if any, including any incentive compensation payable under the Post-Emergence Plan will be due and payable to Executive only to the extent and in the manner expressly provided above in this Paragraph 7. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under this Paragraph 7 and Paragraph 15 below and Executive's obligations under Paragraphs 8, 9 and 15 below shall survive such termination in accordance with their terms. If Executive voluntarily resigns or otherwise terminates his employment for any reason or for no reason, Executive shall forfeit all deferred semi-annual bonus payments and will not be eligible for any severance benefits.

         8. Covenant Not to Compete or Use Confidential Information.

                  (a) During the entire term of this Agreement, the Executive shall not, directly or indirectly, engage in any business or activity in which the Company is engaged in or the Commencement Date or has been engaged within eighteen (18) months of the Commencement Date ("Competitive Business") nor be employed by, render services of any kind to, advise or receive compensation in any form from nor invest or participate in any manner or capacity in, any entity or person which directly or indirectly engages in a Competitive Business or is an existing leasing customer or a person with whom the Company has an existing financing arrangement or lease arrangement within eighteen
         (18) months prior to the Commencement Date ("Existing Customer"). Further, during the term of this Agreement and for a period of one
         (1) year after the expiration or earlier termination of this Agreement, Executive shall not directly or indirectly (i) solicit to employ, (ii) solicit for employment on behalf of others, or (iii) otherwise encourage to terminate his or her present employment, any existing employee of the Company at the end of the Employment Term nor shall Executive engage in activities or communications which might serve to harm the reputation and goodwill of the Company and its relationship with its investors, market analysts, customers, suppliers, vendors or others affecting the business performance of the Company. The Company may, in its discretion, consider waiving this restriction completely or in part in unusual termination situations. Any waiver would be based on the facts and circumstances of the termination, and will not serve as a precedent for other situations.

                  (b) It is agreed by both parties hereto that the covenants contained in Paragraph 8 (a) above are reasonable and necessary to protect the confidentiality of the trade secrets, and other confidential information concerning the Company, acquired by the Executive.

                  (c) The Executive and the Company recognize and agree that
         (i) because of the nature of the businesses in which the Company is engaged and because of the nature of the confidential information which the Executive has acquired or will acquire with respect to the business of the Company it would be impracticable and excessively difficult to determine the actual damages of the Company in the event that the Executive breaches any of the covenants contained in Paragraph 8(a) above, and (ii) damages in an action at law would not constitute reasonable or adequate compensation to the Company in the event that the Executive breaches any of such covenants. Accordingly, if the Executive commits any breach of such covenants or threatens to commit any such breach, then the Company shall have the right to have the covenants contained in Paragraph 8(a) above specifically enforced by any court having equity jurisdiction, without posting bond or other security, it being acknowledged and agreed by both parties hereto that any such reach or threatened breach would cause irreparable injury to the Company and that an injunction may be issued against the Executive. The rights described in this Paragraph 8(c) shall be in addition to, and not in lieu of, any other rights to remedies available to the Company under law or in equity.

                  (d) Notwithstanding the foregoing, nothing herein shall prevent passive investments by the Executive of, directly or indirectly, less than 5% of the outstanding common equity of any entity whose common equity is listed for trading on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System.

         9. Covenant Not to Compete or Use Confidential Information.

                  (a) For purposes of this Agreement, "Confidential Information" shall mean information or material proprietary to the Company or designated as Confidential Information by the Company, of or to which the Executive develops or of which the Executive may obtain knowledge or access through or as a result of the Executive's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by the Executive). The Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, "know how," marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies and financial information. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. INFORMATION PUBLICLY KNOWN THAT IS GENERALLY EMPLOYED BY THE TRADE AT OR AFTER THE TIME THE EXECUTIVE FIRST LEARNS OF SUCH INFORMATION, OR GENERIC INFORMATION OR KNOWLEDGE WHICH THE EXECUTIVE WOULD HAVE LEARNED IN THE COURSE OF SIMILAR SERVICES OR WORK ELSEWHERE IN THE TRADE, SHALL NOT BE DEEMED PART OF THE CONFIDENTIAL INFORMATION.

                  (b) All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any way incorporating or reflecting any of the Confidential Information shall belong exclusively to the Company and the Executive agrees to turn over all copies of such materials in the Executive's control as of the date first set forth above to the Company immediately and those which thereafter may come into Executive's possession during the course of this Agreement upon the Company's request or upon termination of the Executive's engagement by the Company.

                  (c) The Executive agrees during his engagement by the Company and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of the Executive's work for the Company.

                  (d) The Executive agrees that any inventions or ideas in whole or in part conceived or made by the Executive during or after the term of his relationship with the Company which are made through the use of any of the Confidential Information or any of the Company's equipment, facilities, trade secrets or time, or which result from any work performed by the Executive for the Company shall belong exclusively to the Company and shall be deemed part of the Confidential Information.

                  (e) Because of the unique nature of the Confidential Information, the Executive understands and agrees that the Company will suffer irreparable harm in the event that the Executive fails to comply with any of his obligations under this Paragraph 9 and that monetary damages will be inadequate to compensate the Company for such breach. Accordingly, the Executive agrees that the Company will, in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of this Paragraph 9 above.

         10. Release by the Executive. The Executive hereby knowingly and voluntarily, fully and finally releases, acquits, and forever discharges the Company and its respective affiliates and subsidiaries, each of its present and former officers, directors, members, shareholders, agents, partners, consultants, and employees, and the successors or assigns of said persons and entities (the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages, liabilities, attorneys' fees, and legal responsibilities, known or unknown, suspected or unsuspected, that the Executive had, now has, or may hereafter claim to have against the Released Parties from the beginning of time through the Effective Date of this Agreement. This release specifically extends to, without limitation, any claims in law, equity, contract, tort or any claims under the Fair Labor Standards Act, the Worker Retraining and Notification Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Illinois Statutes, the Illinois Human Rights Act, as amended from time to time. The Executive also expressly waives all rights afforded by any provision comparable to Section 1542 of the California Civil Code with respect to the Released Parties or any other local ordinance or federal or state statute or constitution. Section 1542 states as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASED, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECT HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542 or any comparable legal provision and for the purpose of implementing a full and complete release, the Executive understands and agrees that this Agreement is intended to include all claims, if any, that he may have and does not now know or suspect to exist against the Released Parties, and that this Agreement extinguishes those claims.

         11. No Further Claims. The Executive agrees forever that he has not filed, initiated or caused to be filed or initiated, any claim, charge, suit, complaint, grievance, action or cause of action against the Released Parties. Except to the extent that such waiver is prohibited by law, order, or regulation, executive further promises and agrees that the Executive will not file, refile, initiate, or cause to be filed, refiled or initiated any claim, charge, suit, complaint, grievance, action or cause of action based upon, arising out of, or relating to any claim, demand, or cause of action released herein, nor shall the Executive participate, assist or cooperate in any claim, charge or action whether before a court of administrative agency against the Released Parties, except to the extent such waiver is prohibited by law, order, or regulation.

         12. Review and Revocation Period. The Executive acknowledges that he has been advised to consult with his counsel prior to signing this Agreement and that he has been given at least twenty-one (21) days during which to review and consider the provisions of this Agreement before signing, although Executive may sign and return it sooner if he so desires. The Executive further agrees that he has been advised of his right to revoke this Agreement for a period of seven (7) days after signing it and that this Agreement shall not become effective or enforceable until such seven (7)-day revocation period has expired. The Executive acknowledges and agrees that, if he wishes to revoke this Agreement, he must do so in writing, signed by the Executive and received by the Company, no later than 5:00 p.m. Central Standard Time on the seventh (7th) day after the Executive has signed this Agreement. The Executive further agrees that, in the event that he revokes this Agreement, it shall have no force or effect. The Executive represents that he has read this Agreement and understand its terms and enters into this Agreement freely, voluntarily, and without coercion.

         13. Return of Company Property. Promptly upon termination of Executive's employment with the Company for any reason or no reason, Executive or Executive's personal representative shall return to the Company (a) all Confidential Information; (b) all other records, designs, patents, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials, and other data or property delivered to or compiled by Executive by or on behalf of the Company and its subsidiaries, vendors, or customers that pertain to the business of the Company or its subsidiaries, whether in paper, electronic, or other form; and
(c) all keys, credit cards, vehicles, and other property of the Company or its subsidiaries. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company or its subsidiaries, as the case may be, and shall be subject at all times to their discretion and control.

         14. No Prior Agreement. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Executive and such third party that was in existence as of the date of this Agreement. To the extent that Executive had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Executive and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

         15. Assignment: Binding, Effect. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience, and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with a subsidiary or affiliate of the Company, unless Executive and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer. If the Company is merged with or into another subsidiary or affiliate of the Company, such action shall not be considered to cause an assignment of this Agreement, and the surviving or successor entity (including any subsidiary or division of the Company) shall become the beneficiary of this Agreement and all references to the "Company" shall be deemed to refer to such surviving or successor entity.

         16. Complete Agreement; Waiver; Amendment. This Agreement is not a promise of future employment. Executive has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This Agreement together with the Asset Purchase Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and thereof, and cannot be changed, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term. The Executive confirms that he is aware of his legal rights concerning the Executive's Comdisco employment. The Executive agrees that, except as specified in this Agreement, and in any Comdisco Shared Investment Plan (SIP) relief program, the Executive will be entitled to no other salary, or other form of compensation (including bonus or commissions) from Comdisco.

         17. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                   To the Company:
                   Comdisco, Inc.
                   6111 River Road,
                   Rosemont, IL 60018

                   Attention:  EVP and Chief Administrative Officer
                   Telecopy:  (847) 518-5088

                   To Executive:
                   Gregory Sabatello
                   1105 N. Chestnut
                   Arlington Heights, Il 60004

                   Attention:  Gregory Sabatello


Notice shall be deemed given and effective three days after the deposit in the U.S. mail of a writing addressed as above and sent pre-paid first class mail, certified, return receipt requested, or, if sent by express delivery, hand delivery, or facsimile, when actually received. Either Party may change the address for notice by notifying the other Party of such change in accordance with this Paragraph 17.

         18. Counterparts. This Agreement may be executed in one or more counterparts and may include more than one signature page, all of which shall be deemed to be one instrument. Fully executed copies of this Agreement may be used in lieu of the original.

         19. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         20. Equitable Remedy. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the restrictive covenants set forth in Paragraphs 8 and 9 and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

         21. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         22. Venue. Executive hereby consents to venue in Illinois or in any other state where the Company then has its principal place of business. Executive hereby waives any objections based on forum non conveniens and any objections to venue of any action arising out of, connected with, related to or incidental to the employment contemplated by or the relationship established in connection with this Agreement.

         23. Voluntary Agreement; No Inducements. The Executive and the Company acknowledge and represent that he or it has fully and carefully read this Agreement prior to signing it, has been, or has had the opportunity to be advised by independent legal counsel of his own choice as to the legal effect and meaning of each of the terms and conditions of this Agreement, and is signing and entering into this Agreement as a free and voluntary act without duress or undue pressure or influence of any kind or nature whatsoever and has not relied on any promises, representations or warranties regarding the subject matter hereof other than as set forth in this Agreement.

                                   * * * * *

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                COMDISCO, INC.


                                By: /s/ Nazneen Razi
                                    ------------------------------
                                   Name:   Nazneen Razi
                                   Title:  Executive Vice President &
                                           Chief Administrative Officer


EXECUTIVE:


    /s/ Gregory Sabatello
----------------------------
Name: Gregory Sabatello